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                                                                    Exhibit 15.1

To the Shareholders and Board of Directors of Crawford & Company:

We are aware of the incorporation by reference in the previously filed Registration Statement File Nos. 33-47536, 33-36116, 333-02051, 333-24425,
333-24427, 333-43740, 333-87465, and 333-87467 of Crawford & Company's Form 10-Q
of our reports dated April 24, 2003, August 1, 2003, and November 4, 2003 related to the unaudited condensed consolidated interim financial statements of Crawford & Company that are included in its Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003.

                                                    /s/ Ernst & Young LLP

Atlanta, Georgia
November 4, 2003

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